UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2013, the Board of Directors of SUPERVALU INC.  (the “Company” or “SUPERVALU”) approved the following amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) effective on October 16, 2013:

•                  Section 1.01 was amended to reflect the current address of the registered office of the Company.

•                  Section 3.03 and Section 11.01 were amended to replace the term shareholders with the term stockholders.

•                  Section 3.06 was amended to provide for notice of special meetings of the Board of Directors by email, facsimile, board web portal (together with separate notice to the director of such posting) or other electronic transmission approved by the Board of Directors.

•                  Section 3.07 was amended to provide for waiver of notice of any meeting of the Board of Directors by telegram, email or facsimile.

•                  Article IV was amended to remove in its entirety the provision previously set forth in Section 4.02 relating to the Executive Committee and to renumber the subsequent sections in Article IV.

•                  Section 5.13 was amended to clarify the duties and responsibilities of the General Counsel.

SUPERVALU’s Bylaws, as amended, are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., as amended October 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013

SUPERVALU INC.

By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., as amended October 16, 2013